Exhibit 99.4

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
            Specialty Chemical Company's average sales per ship day)

               ASCC Average Net Sales per Ship Day ($, Thousands)

                                        2001        2002       2003      2004
                                      -----       -----      -----     -----
              January                 3,711       3,656      3,904     4,401
              February                4,070       4,421      4,724     4,595
              March                   4,014       4,277      4,674     5,016
              April                   4,257       4,409      4,906     5,637
              May                     3,988       4,414      4,783     5,628
              June                    4,739       4,794      4,992     5,601
              July                    4,352       4,214      4,546     5,633
              August                  4,018       4,429      4,244     5,512
              September               4,644       4,749      5,520
              October                 4,187       4,425      4,869
              November                4,419       4,872      5,520
              December                4,200       4,433      4,758

                          ASCC Durable Manufacturing Index (%)

                                          2001       2002       2003       2004
                                        ------      -----      ------     ------
              January                   100.0       93.4        97.4       102.7
              February                   99.1       93.7        97.1       104.6
              March                      99.2       94.0        96.2       104.9
              April                      98.4       94.6        95.4       105.6
              May                        97.4       95.3        95.4       106.3
              June                       96.2       96.1        96.2       106.4
              July                       96.0       95.9        97.4       107.9
              August                     94.7       96.7        97.5       108.7
              September                  93.5       96.4        99.6
              October                    92.7       96.1        99.8
              November                   92.9       97.1       101.4
              December                   93.0       96.2       101.9